Exhibit 99.2

ARMOUR Residential REIT, Inc. Reports 23.6%

Annualized Taxable REIT Income and CORE Income for Q4 2010

Board Announces Q2 2011 Monthly Dividend of $0.12

March 10, 2011

ARMOUR Residential REIT, Inc. (NYSE Amex: "ARR" and "ARR.WS") (“ARMOUR” or the “Company”) today announced financial results for the year and the quarter ending December 31, 2010. The Company also announced that its Board of Directors declared a Q2 2011 monthly dividend rate of $0.12 per share.

Fourth Quarter 2010 Highlights and Current Balance Sheet Information

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Year ended December 31, 2010 estimated taxable REIT income of $9.2 million

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Q4 2010 estimated taxable REIT income of approximately $4.4 million

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Q4 2010 Core Income of approximately $4.4 million

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Declared and paid $4.3 million in Q4 2010 dividends

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Q4 2010 estimated taxable REIT income results and Q4 2010 Core Income results equal annualized yield on weighted average Q4 2010 equity of 23.6%

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Q4 2010 weighted average equity was $74.6 million

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Q4 dividends paid equals annualized yield on weighted average Q4 equity of 23.1%

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December 31, 2010, book value per common share of $6.61

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As of December 31, 2010, there were 16,441,554 common shares outstanding

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Historic book value (additional paid-in-capital) per share as of March 8, 2011, is estimated to be $7.12

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Current book value per share as of March 8, 2011, is estimated to be $6.87

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Shares outstanding as of March 8, 2011 are 32,254,054

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Q4 2010 average yield on assets of 3.42% and average net interest spread of 2.95%

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Q4 2010 annualized average principal repayment rate (CPR) of 10.8%

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No assets were sold during the fourth quarter of 2010

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Monthly “Company Update” was posted to the www.armourreit.com website today

Year 2010 and Q4 2010 Results

Taxable REIT Income and Core Income

Estimated taxable REIT income for the year ended December 31, 2010 was approximately $9.2 million, of which $8.8 million was paid out as of the applicable record dates. An additional $0.4 million of 2010 taxable income was paid on January 28, 2011. The average equity for the year ended December 31, 2010, was $43.6 million. The estimated annual taxable REIT income represents an annualized return on average equity for the year of 21.1%. The amount paid out as dividends represents an annualized return on average equity for the year of 21.1%. The Company distributes dividends based on its estimate of taxable earnings per common share, not GAAP (Generally Accepted Accounting Principles) earnings. Taxable REIT income and GAAP earnings will differ primarily because the non–taxable unrealized changes in the value of the Company’s interest rate hedges are included in GAAP earnings whereas, because they are not realized, valuation changes are not included in taxable income.

Core Income for the quarter ended December 31, 2010, was equal to the estimated taxable REIT income of approximately $4.4 million. No securities were sold in the fourth quarter of 2010. “Core Income” represents a non–GAAP measure and is defined as net income (loss) excluding impairment losses, gains or losses on sales of securities and early termination of interest rate hedges, unrealized gains or losses on interest rate hedges, and certain non–recurring expenses. CORE Income may differ from GAAP earnings as GAAP earnings include the unrealized change in the value of the Company’s interest rate hedging program.

GAAP Earnings

During the quarter ended December 31, 2010, the Company earned approximately $7.4 million. The Company reported a non-realized change in the value of interest rate hedges of approximately $2.9 million which accounts for the majority of the difference between REIT taxable REIT income and GAAP earnings.

Dividends

For the quarter ended December 31, 2010, the Company declared a dividend of $0.36 per each of the 12,014,054 common shares outstanding as of December 20, 2010 which was paid on December 27, 2010. The dividend payment totaled $4.3 million compared to approximate taxable REIT income in the quarter of $4.4 million.

Share Count and Equity Capital Raises in Q4 2010 and Q1 2011

The Company issued 4,600,000 shares of common stock in an underwritten public offering at $7.25 per share on November 9, 2010. The Company issued 4,427,500 shares of common stock in an underwritten public offering at $7.50 per share on December 22, 2010. As of December 31, 2010, there were 16,441,554 common shares outstanding. The Company issued 6,900,000 shares of common stock in an underwritten public offering at $7.55 per share on January 26, 2011. The Company issued 8,912,500 shares of common stock in an underwritten public offering at $7.60 per share on February 8, 2011. As of March 8, 2011, there were 32,254,054 shares outstanding.

Portfolio

The Company’s portfolio consisted of Fannie Mae, Freddie Mac and Ginnie Mae mortgage securities and was valued at $1.2 billion as of December 31, 2010. During the fourth quarter of 2010, the annualized yield on average assets was 3.42% and the annualized cost of funds on average liabilities (including realized cost of hedges) was 0.47% resulting in a net interest spread of 2.95% for the quarter.

The $1.2 billion portfolio of Agency securities at December 31, 2010, consisted of 61.3% Hybrid ARMs and 8.0% ARMs. The Company defines "Hybrid ARMs" as those adjustable rate Agency securities with longer than 18 months to rate reset and "ARMs" as those adjustable Agency securities with rate resets shorter than 19 months. The Company's portfolio also consisted of 30.7% of fixed rate Agency assets.

Portfolio Financing, Leverage and Interest Rate Hedges

As of December 31, 2010, the Company financed its portfolio with approximately $971.7 billion of borrowings under repurchase agreements. The Company’s debt-to-shareholders’ equity ratio (as measured to additional paid-in-capital) as of December 31, 2010, was 8.32 to 1. The Company’s repurchase agreements had a weighted-average maturity of approximately 32 days. The Company also uses Eurodollar futures contracts and interest rate swap contracts to hedge financing rate risk.  As of December 31, 2010, the Company had a notional amount of $214.0 million of various maturities of Eurodollar futures contracts sold at an average fixed rate of 1.6%. As of December 31, 2010, the Company had a notional amount of $155.0 million of various maturities of interest rate swaps with an average fixed rate of 1.1%.

Book Value

The Company’s book value (shareholders’ equity) on December 31, 2010, was $108.7 million or $6.61 per each of the 16,441,554 common shares outstanding on that date. Historic book value (additional paid-in-capital) as of December 31, 2010, was $116.7 million or $7.10 per share outstanding as of December 31, 2010.

Historic book value (additional paid-in-capital) as of March 8, 2011 is estimated to be $229.6 million or approximately $7.12 per share.

Regulation G Reconciliation

Taxable REIT income is calculated according to the requirements of the Internal Revenue Code rather than GAAP. For the year ending December 31, 2010, ARMOUR plans to distribute at least 90% of its taxable REIT income in order to maintain its tax qualification as a REIT. The following table reconciles ARMOUR’s consolidated results from operations to taxable REIT income for the three months ended and the year ended December 31, 2010:

	Three Months ended December 31, 2010	Twelve Months ended December 31, 2010

GAAP net income	7,389,883	6,536,857
Less: GAAP net gain of taxable REIT subsidiary included above	143,458	119,006
GAAP net income from REIT operations	7,246,425	6,417,851

Add: Change in value of interest rate contracts	(2,864,030)	2,581,008
Add: Book Tax difference	-	217,300
Add: Income tax expense	-	2,482
Estimated taxable REIT income	4,382,395	9,218,641

ARMOUR believes that the foregoing reconciliation of taxable REIT income is useful to investors because taxable REIT income is directly related to the amount of dividends the Company is required to distribute in order to maintain its REIT tax qualification status. However, because taxable REIT income is an incomplete measure of the Company’s financial performance and involves differences from net income computed in accordance with GAAP, taxable REIT income should be considered as supplementary to, and not as a substitute for, ARMOUR’s net income computed in accordance with GAAP as a measure of the Company’s financial performance.

ARMOUR Residential REIT, Inc.

ARMOUR is a Maryland corporation that invests primarily in hybrid adjustable rate, adjustable rate and fixed rate residential mortgage-backed securities, or RMBS, issued or guaranteed by U.S. Government-chartered entities.    ARMOUR is externally managed and advised by ARMOUR Residential Management LLC (“ARRM” or “ARRM LLC”).  ARMOUR Residential REIT, Inc. intends to qualify and has elected to be taxed as a REIT under the Internal Revenue Code for U.S. federal income tax purposes.

Safe Harbor

This press release includes "forward-looking statements" within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995.  Actual results may differ from expectations, estimates and projections and, consequently, you should not rely on these forward looking statements as predictions of future events.  Words such as "expect," "estimate," "project," "budget," "forecast," "anticipate," "intend," "plan," "may," "will," "could," "should," "believes," "predicts," "potential," "continue," and similar expressions are intended to identify such forward-looking statements.  These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results.

Additional information concerning these and other risk factors is contained in the Company's most recent filings with the Securities and Exchange Commission ("SEC").  All subsequent written and oral forward-looking statements concerning the Company are expressly qualified in their entirety by the cautionary statements above.  The Company cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made.  The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in their expectations or any change in events, conditions or circumstances on which any such statement is based.

Additional Information and Where to Find It

Investors, security holders and other interested persons may find additional information regarding the Company at the SEC's Internet site at http://www.sec.gov/, or the Company website www.armourreit.com  or by directing requests to: ARMOUR Residential REIT, Inc., 3001 Ocean Drive, Suite 201, Vero Beach, Florida 32963, Attention: Investor Relations.

Investor Contact: investors@armourreit.com

Jeffrey Zimmer

Co-Chief Executive Officer, President and Vice Chairman

ARMOUR Residential REIT, Inc.

(772) 617-4340

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